Alico, Inc. Announces Dividend

LaBelle, FL, March 4, 2009 — Alico, Inc. (NASDAQ: ALCO), a land management company, announced that at its Board of Directors meeting on February 26, 2009, the Board declared a dividend in the amount of $0.1375 per share to be paid to shareholders of record as of April 30, 2009 with payment expected on or about May 15, 2009.

John R Alexander, Chairman, stated "We are pleased that this payment represents the Company’s fourteenth consecutive quarterly dividend.  After careful consideration of the current economic environment and its effect on the Company, the Board felt it was prudent to reduce the dividend.  The Board will continue to monitor the economy, the Company’s operations and financial condition in consideration of future dividend payments. "

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

Steven Smith
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.